Exhibit 99.5

BEVERLY FINANCIAL, INC.

Subscription & Community Offering Stock Order Form

Beverly Financial, Inc.
Conversion Center
254 Cabot Street, Beverly, MA 01915
[conversion center phone #]

Expiration Date for Stock Order Forms:
[expiration date]
4:00 p.m., Eastern time
(received not postmarked)

IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.

(1) Number of Shares	Subscription Price	(2) Total Payment Due	
➡	X 10.00 =	$ ➡ .00	Minimum number of shares: 25 shares ($250) Maximum number of shares: 30,000 shares ($300,000) Maximum number of shares for associates or group: 50,000 shares ($500,000) See Instructions.

(3) Employee/Officer/Director Information

☐ Check here if you are an employee, officer, director, trustee or corporator of Beverly Bank or a member of such person's immediate family living in the same household.

(4) Method of Payment by Check
Enclosed is a check, bank draft or money order payable to Beverly Financial, Inc. in the amount indicated here.

Total Check Amount $ ➡ .

(5) Method of Payment by Withdrawal - The undersigned authorizes withdrawal from the following account(s) at Beverly Bank. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at Beverly Bank cannot be used unless special transfer arrangements are made.

Bank Use	Account Number(s) To Withdraw	$ Withdrawal Amount
		$ ➡ .
		$ ➡ .

(6) Purchaser Information

Subscription Offering

☐ a. Check here if you are an Eligible Account Holder with a deposit account(s) at Beverly Bank totaling $50.00 or more at the close of business on December 31, 2012.

☐ b. Check here if you are a Supplemental Eligible Account Holder with a deposit account(s) at Beverly Bank totaling $50.00 or more at the close of business on December 31, 2013 but are not an Eligible Account Holder.

☐ c. Check here if you are an Employee, Officer, Director, Trustee or Corporator of Beverly Bank or Beverly Financial, MHC, but are not an Eligible Account Holder or Supplemental Eligible Account Holder.

Community Offering

☐ d. Check here if you are a community member. (IRA orders: indicate city of residence ____________________).

Account Information

List below all accounts in which you had an ownership interest as of the applicable eligibility date as indicated in a, b or c above. **Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights.** Use reverse side for additional space.

Bank Use	Account Number(s)	Account Title (Name(s) on Account)

(7) Form of Stock Ownership and SS# or Tax ID#:

☐ Individual ☐ Joint Tenants ☐ Tenants in Common ☐ Fiduciary (i.e., trust, estate)

☐ Uniform Transfers to Minors Act (Indicate SS# of Minor only) ☐ Company/Corporation/ Partnership ☐ IRA or other qualified plan (Both Tax ID# & SS# for IRAs)

SS#/Tax ID# ➡

SS#/Tax ID# ➡

(8) Stock Registration and Address: Name and address to appear on stock registration statement. Adding the names of other persons who are not owners of your qualifying account(s) may result in the loss of your subscription rights.

Name ➡

Name continued ➡

Mail to – Street ➡

City ➡ State ➡ Zip Code ➡

(9) Telephone ➡ Daytime - - Evening - -

(10) Associates/Acting in Concert -

☐ Check here and complete the reverse side of this form if you or any associates or persons acting in concert with you have submitted other orders for shares.

(11) Acknowledgement - To be effective, this stock order form must be properly completed and physically received (not postmarked) by Beverly Financial, Inc. no later than 4:00 p.m., Eastern time, on [expiration date], 2014, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Beverly Financial, Inc., this stock order form may not be modified, withdrawn or canceled without Beverly Financial, Inc.'s consent and if authorization to withdraw from deposit accounts at Beverly Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of conversion of Beverly Financial, MHC described in the accompanying prospectus.

Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Beverly Bank, Beverly Financial, MHC, and Beverly Financial, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. **Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.**

By signing below, I also acknowledge that I have read the Certification Form on the reverse side of this form.

Bank Use

Signature ➡ Date **Signature** ➡ Date

Item (6) Purchaser Information continued: Bank Use Account Number(s) Account Title (Name(s) on Account) Item (10) Associates/Acting In Concert continued: If you checked the box in item #10 on the reverse side of this form, list below all other orders submitted by you or your associates (as defined below) or by persons acting in concert with you (also defined below). Name(s) listed on other stock order forms Number of shares ordered Name(s) listed on other stock order forms Number of shares ordered Associate - The term “associate” of a particular person means: (1) a corporation or organization other than Beverly Financial, MHC, Beverly Financial, Inc. or Beverly Bank or a majority-owned subsidiary of Beverly Financial, MHC, Beverly Financial, Inc. or Beverly Bank of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization; (2) a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary; and (3) any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a trustee, director or officer of Beverly Financial, MHC, Beverly Financial, Inc. or Beverly Bank or any of their parents or subsidiaries. Acting in concert – The term “acting in concert” means: (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon various facts, among other things, joint account relationships and the fact that such persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. CERTIFICATION FORM I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY BEVERLY FINANCIAL, MHC, BEVERLY FINANCIAL, INC, BEVERLY BANK, THE FEDERAL GOVERNMENT OR BY ANY OTHER GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS. I further certify that, before purchasing the common stock of Beverly Financial, Inc. (the “Company”), I received a prospectus of the Company dated _____, 2014 relating to such offer of common stock. The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section beginning on page __, the risks involved in the investment in this common stock, including but not limited to the following: Risk Factors Risks Related to Our Business Our commercial real estate, multi-family, commercial business and construction loans generally carry greater credit risk than loans secured by owner occupied one- to four-family real estate, and these risks will increase if we succeed in our plan to increase these types of loans. Our business may be adversely affected by credit risk associated with residential property. We may not be able to successfully implement our strategic plan. If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings and capital could decrease. Changes in interest rates may hurt our profits and asset value. Strong competition within our market area could hurt our profits and slow growth. The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in the local economy. We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance. Financial reform legislation will result in new laws and regulations that are expected to increase our costs of operations. We will become subject to more stringent capital requirements, which may adversely impact our return on equity or constrain us from paying dividends or repurchasing shares.

Increased FDIC or Co-Operative Central Bank insurance assessments could significantly increase our expenses. Income from secondary mortgage market operations is volatile, and we may incur losses with respect to our secondary mortgage market operations that could negatively affect our earnings. Changes in the valuation of our securities could adversely affect us. We depend on our management team to implement our business strategy and we could be harmed by the loss of their services. Our growth or future losses may require us to raise additional capital in the future, but that capital may not be available when it is needed or the cost of that capital may be very high. We may incur fines, penalties and other negative consequences from regulatory violations, possibly even inadvertent or unintentional violations. Systems failures, interruptions or breaches of security could have an adverse effect on our financial condition and results of operations. We rely on other companies to provide key components of our business infrastructure. Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud. We will need to implement additional financial and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements. If our risk management framework does not effectively identify or mitigate our risks, we could suffer losses. Risks Related to This Offering The future price of the shares of common stock may be less than the purchase price in the offering. The capital we raise in the offering will reduce our return on equity. This could negatively affect the trading price of our shares of common stock. We have broad discretion in allocating the net proceeds of the offering. Our failure to effectively utilize such net proceeds may have an adverse effect on our financial performance and the value of our common stock. There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock. Our stock-based benefit plans will increase our costs, which will reduce our income. The implementation of stock-based benefit plans may dilute your ownership interest. We have entered into an employment agreement and change of control agreements with certain of our officers and intend to implement a severance pay plan for employees not covered by such arrangements which may increase our compensation costs upon the occurrence of certain events or increase the cost of acquiring us. A significant percentage of our common stock will be held by our directors, executive officers and employee benefit plans. Our articles of organization and bylaws and certain regulations may prevent or make more difficult to pursue certain transactions, including a sale or merger of Beverly Financial. We are an ‘‘emerging growth company,’’ as defined in the JOBS Act, and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors and adversely affect the market price of our common stock. We have elected to delay the adoption of new and revised accounting pronouncements, which means that our financial statements may not be comparable to those of other public companies. Risks Related to the Contribution to our Charitable Foundation The contribution to our charitable foundation will dilute your ownership interest and adversely affect net income in the year we complete the offering. Our contribution to our charitable foundation may not be tax deductible, which could decrease our profits. (By Signing the Front of this Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws, including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended)

Beverly Financial, Inc. Stock Ownership Guide Individual Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as “Mrs.”, “Mr.”, “Dr.”, “special account”, “single person”, etc. Joint Tenants Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants. Tenants in Common Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. Uniform Transfers to Minors Act (“UTMA”) Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is “CUST”, while the Uniform Transfers to Minors Act is “UTMA”. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the MA Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA MA (use minor’s social security number). Fiduciaries Information provided with respect to stock to be held in a fiduciary capacity must contain the following: The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation’s title before the individual. The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc. A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity. The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description. The name of the maker, donor or testator and the name of the beneficiary. An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe. Stock Order Form Instructions Items 1 and 2 - Number of Shares and Total Payment Due Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase is 25 shares ($250) of common stock. As more fully described in the plan of conversion outlined in the prospectus, the maximum purchase in all categories of the offering is 30,000 shares ($300,000) of common stock. No person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than 50,000 shares ($500,000) of common stock. Item 3 - Employee/Officer/Director Information Check this box to indicate whether you are an employee, officer, director, trustee or corporator of Beverly Bank or a member of such person’s immediate family living in the same household. Item 4 - Method of Payment by Check If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to Beverly Financial, Inc. Item 5 - Method of Payment by Withdrawal If you pay for your stock by a withdrawal from a deposit account at Beverly Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate of deposit accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account. Item 6 – Purchaser Information Subscription Offering a. Check this box if you had a deposit account(s) at Beverly Bank with an aggregate account balance of at least $50.00 as of the close of business on December 31, 2012 (“Eligible Account Holder”). b. Check this box if you had a deposit account(s) at Beverly Bank with an aggregate account balance of at least $50.00 as of the close of business on December 31, 2013, but are not an Eligible Account Holder (“Supplemental Eligible Account Holder”). c. Check here if you are an Employee, Officer, Director, Trustee or Corporator of Beverly Bank or Beverly Financial, MHC but are not an Eligible Account Holder or Supplemental Eligible Account Holder. Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights. Note: Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights. Community Offering Check this box if you are a community member (IRA orders: indicate city of residence ). Items 7 and 8 - Form of Stock Ownership, SS# or Tax ID#, Stock Registration and Mailing Address Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7. Complete the requested stock registration and mailing address in item 8. The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under “Stock Ownership Guide.” Adding the names of other persons who are not owners of your qualifying account(s) may result in the loss of your subscription rights. Item 9 – Telephone Number(s) Indicate your daytime and evening telephone number(s). We may need to call you if we have any questions regarding your order or we cannot execute your order as given. Item 10 – Associates/Acting in Concert Check this box and complete the reverse side of the stock order form if you or any associates or persons acting in concert with you (as defined on the reverse side of the stock order form) have submitted other orders for shares. Item 11– Acknowledgement Please review the prospectus carefully before making an investment decision. Sign and date the stock order form where indicated. Before you sign, review the stock order form, including the acknowledgement and certification. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds. Your properly completed signed stock order form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by Beverly Financial, Inc. no later than 4:00 p.m., Eastern time, on [expiration date], 2014, or it will become void. Delivery Instructions: You may deliver your stock order form using the enclosed stock order return envelope, by hand delivery, or by overnight delivery service to our Conversion Center located at [conversion center address]. Hand delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our other branches. If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our Conversion Center at [conversion center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the Conversion Center will be closed from 12:00 p.m., Friday, August 29th, through 12:00 p.m., Tuesday, September 2nd, in observance of the Labor Day holiday. Beverly Financial, Inc. Conversion Center 254 Cabot Street, Beverly, MA 01915